Exhibit 5.1



                                SULLIVAN & WORCESTER LLP
                                ONE POST OFFICE SQUARE
                              BOSTON, MASSACHUSETTS 02109
                                    (617) 338-2800
                                 FAX NO. 617-338-2880
    IN WASHINGTON, D.C.                                    IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
      (202) 775-8190                                         (212) 486-8200
   FAX NO. 202-293-2275                                    FAX NO. 212-758-2151




                                 August 29, 1997


Health and Retirement Properties Trust
400 Centre Street
Newton, Massachusetts 02158

Ladies and Gentlemen:

         In connection with the registration by Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), of 86,188 common shares of beneficial interest, par value $.01 per share (the "Offered Shares"), for reoffering and resale by the Selling Shareholders, as defined in the Registration Statement, as defined below, from time to time, as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), the following opinion is furnished to the Company to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5.1 to the Company's Registration Statement on Form S-3, under the Securities Act of 1933, as amended (the "Securities Act"), to be filed on or about the date hereof. As used in this opinion, the term "Registration Statement" means, unless otherwise stated, such Registration Statement, as amended when declared effective by the Commission (including any necessary post-effective amendments thereto).

         In connection with this opinion, we have examined and relied upon a copy of the Registration Statement to be filed with the Commission on or about the date hereof. We have also examined and relied upon originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.




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Health and Retirement Properties Trust
August 29, 1997
Page 2


         We express no opinion herein as to the laws of any jurisdiction other than the Commonwealth of Massachusetts and the federal law of the United States, and we express no opinion as to state securities or blue sky laws. Insofar as this opinion involves matters of Maryland law we have, with your permission, relied solely on the opinion of Piper & Marbury L.L.P., a copy of which is being filed herewith as Exhibit 5.2 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.

         Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Offered Shares have been duly and validly authorized by the Company and such Offered Shares are validly issued, fully paid and nonassessable by the Company.

         With respect to personal liability attaching to the holders of the Offered Shares, we note the matters described in the Company's Registration Statement on Form 8-A dated November 8, 1986, as amended by the Company's Form 8 dated July 30, 1991, with respect to the Company's common shares of beneficial interest and incorporated by reference into the Prospectus forming a part of the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference from the Company's annual report on Form 10- K for the year ended December 31, 1996 in the Registration Statement of our opinion regarding certain tax matters and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,


                                /s/  SULLIVAN & WORCESTER LLP
                                SULLIVAN & WORCESTER LLP